Exhibit 99.1

LEVI & KORSINSKY, LLP

David E. Bower, Esq. SBN 119546

600 Corporate Pointe, Suite 1170

Culver City, CA 90230-7600

Tel: 310-839-0442

LEVI & KORSINSKY, LLP

Joseph Levi, Esq. (to be admitted pro hac vice)

Juan E. Monteverde, Esq. (to be admitted pro hac vice)

30 Broad Street, 15th Floor

New York, New York 10004

Tel: 212-363-7500

Fax: 212-363-7171

Attorneys for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

MONTEREY COUNTY

GEORG THURMANN, individually and on behalf of all others similarly situated,	Case No. M101914
Plaintiff, v.	Hon. Susan M. Dauphine Dept. 15 CIVIL ACTION

ERIC EDDINGS, WALTER HENNING, CHARLES BONNER, JOHN MCGARVEY, VIJI SAMPETH, MARK FRANDSEN, TAMMY KATZ, SCOTT WHEELER, VAN TUNSTALL, MONTEREY GOURMET FOODS, INC., PULMUONE U.S.A., INC., and PULMUONE CORNERSTONE CORPORATION,

AMENDED CLASS ACTION COMPLAINT Case Filed: 10/16/09
Defendants.

Plaintiff, by his attorneys, alleges upon information and belief, except for his own acts, which are alleged on knowledge, as follows:

1. Plaintiff brings this action on behalf of the public stockholders of Monterey Gourmet Foods, Inc. (“Monterey” or the “Company”) against Defendants, Monterey and its Board of Directors seeking equitable relief for their breaches of fiduciary duty and other violations of state

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

law arising out a proposed transaction in which Defendants Pulmuone U.S.A. Inc. and Pulmuone Cornerstone Corporation (collectively “Pulmuone”) plan to acquire all the outstanding shares of Monterey through a cash tender offer for $2.70 per share in cash (the “Proposed Transaction”). The Proposed Transaction is valued at approximately $45.8 million. Defendants have breached their fiduciary duties by approving the Proposed Transaction at an unfair price, via an unfair process and without adequate disclosure, arising out of their attempts to provide certain Monterey insiders and directors with preferential treatment.

PARTIES

2. Plaintiff is, and has been at all relevant times, the owner of shares of common stock of Monterey.

3. Monterey is a corporation organized and existing under the laws of the State of Delaware. The Company maintains its principal corporate offices at 1528 Moffett Street, Salinas, California 93905, and engages in the production, distribution, and marketing of refrigerated gourmet food products in the United States, Canada, the Caribbean, Latin America, and the Asia Pacific. The Company produces and markets a range of gourmet refrigerated pastas, including borsellini, ravioli, tortelloni, tortellini, pasta sauces, salsas, bruschettas, dips, hummus, spreads, Sonoma Jack cheeses, tamales, meals and meal solutions, and polenta primarily under the Monterey Gourmet Foods, Monterey Pasta, Arthur’s, CIBO Naturals, Emerald Valley Kitchen, Isabella’s Kitchen, Sonoma Cheese, and Casual Gourmet brands, as well as private labels. The Company markets its products through grocery and club stores.

4. Defendant Eric Eddings (“Eddings”) has been the President, Chief Executive Officer, and a director of the Company since 2006.

5. Defendant Walter Henning (“Henning”) has been Vice Chairman of the Board of the Company since 2006.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

6. Defendant Charles Bonner (“Bonner”) has been a director of the Company since 1995.

7. Defendant John McGarvey (“McGarvey”) has been a director of the Company since 2006.

8. Defendant Viji Sampeth (“Sampeth”) has been a director of the Company since 2008.

9. Defendant Mark Frandsen (“Frandsen”) has been a director of the Company since 2008.

10. Defendant Tammy Katz (“Katz”) has been a director of the Company since 2009.

11. Defendant Scott Wheeler (“Wheeler”) has been Chief Financial Officer, Corporate Secretary, and a director of the Company since 2004.

12. Defendant Van Tunstall (“Tunstall”) has been Chairman of the Board of the Company since 2006.

13. Defendants referenced in ¶¶ 4 through 12 are collectively referred to as Individual Defendants and/or the Monterey Board. The Individual Defendants as officers and/or directors of Monterey, have a fiduciary relationship with Plaintiff and other public shareholders of Monterey and owe them the highest obligations of good faith, fair dealing, loyalty and due care.

14. Defendant Pulmuone U.S.A., Inc. is a California corporation and is a U.S. subsidiary of Pulmuone Holdings Co., Ltd. which is a market leader in the fresh/health foods category in Korea with annual sales of approximately $1 billion.

15. Defendant Pulmuone Cornerstone Corporation is a Delaware corporation wholly owned by Pulmuone U.S.A., Inc. that was created for the purposes of effectuating the Proposed Transaction.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

INDIVIDUAL DEFENDANTS’ FIDUCIARY DUTIES

16. By reason of Individual Defendants’ positions with the Company as officers and/or Directors, they are in a fiduciary relationship with Plaintiff and the other public shareholders of Monterey and owe them, as well as the Company, a duty of highest good faith, fair dealing, loyalty and full, candid and adequate disclosure, as well as a duty to maximize shareholder value.

17. Where the officers and/or Directors of a publicly traded corporation undertake a transaction that will result in either: (i) a change in corporate control; (ii) a break up of the corporation’s assets; or (iii) sale of the corporation, the Directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation’s shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with their fiduciary duties, the Directors and/or officers may not take any action that:

a. adversely affects the value provided to the corporation’s shareholders;

b. favors themselves or will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

c. contractually prohibits them from complying with their fiduciary duties;

d. will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation’s shareholders; and/or

e. will provide the Directors and/or officers with preferential treatment at the expense of, or separate from, the public shareholders.

18. In accordance with their duties of loyalty and good faith, the Individual Defendants, as Directors and/or officers of Monterey, are obligated to refrain from:

(a) participating in any transaction where the Directors or officers’ loyalties are divided;

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(b) participating in any transaction where the Directors or officers receive, or are entitled to receive, a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

(c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

19. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Proposed Transaction are knowingly or recklessly violating their fiduciary duties, including their duties of loyalty, good faith and independence owed to Plaintiff and other public shareholders of Monterey, or are aiding and abetting others in violating those duties.

20. Defendants also owe the Company’s stockholders a duty of truthfulness, which includes the disclosure of all material facts concerning the Proposed Transaction and, particularly, the fairness of the price offered for the stockholders’ equity interest. Defendants are knowingly or recklessly breaching their fiduciary duties of candor and good faith by failing to disclose all material information concerning the Proposed Transaction, and/or aiding and abetting other Defendants’ breaches.

CONSPIRACY, AIDING AND ABETTING AND CONCERTED ACTION

21. In committing the wrongful acts alleged herein, each of the Defendants has pursued, or joined in the pursuit of, a common course of conduct, and acted in concert with and conspired with one another, in furtherance of their common plan or design. In addition to the wrongful conduct herein alleged as giving rise to primary liability, the Defendants further aided and abetted and/or assisted each other in breach of their respective duties as herein alleged.

22. During all relevant times hereto, the Defendants, and each of them, initiated a course of conduct which was designed to and did: (i) permit Pulmuone to attempt to eliminate the public shareholders’ equity interest in Monterey pursuant to a defective sales process, and (ii) permit Pulmuone to buy the Company for an unfair price. In furtherance of this plan, conspiracy and course of conduct, Defendants, and each of them, took the actions as set forth herein.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

23. Each of the Defendants herein aided and abetted and rendered substantial assistance in the wrongs complained of herein. In taking such actions, as particularized herein, to substantially assist the commission of the wrongdoing complained of, each Defendant acted with knowledge of the primary wrongdoing, substantially assisted the accomplishment of that wrongdoing, and was aware of his or her overall contribution to, and furtherance of, the wrongdoing. The Defendants’ acts of aiding and abetting included, inter alia, the acts each of them are alleged to have committed in furtherance of the conspiracy, common enterprise and common course of conduct complained of herein.

CLASS ACTION ALLEGATIONS

24. Plaintiff brings this action on its own behalf and as a class action on behalf of all owners of Monterey common stock and their successors in interest, except Defendants and their affiliates (the “Class”).

25. This action is properly maintainable as a class action for the following reasons:

(a) the Class is so numerous that joinder of all members is impracticable. As of October 15, 2009, Monterey has approximately 16.78 million shares outstanding.

(b) questions of law and fact are common to the Class, including, inter alia, the following:

(i)	Have the Individual Defendants breached their fiduciary duties owed by them to Plaintiff and the others members of the Class;

(ii)	Are the Individual Defendants, in connection with the Proposed Transaction of Monterey by Pulmuone, pursuing a course of conduct that does not maximize Monterey’s value in violation of their fiduciary duties;

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(iii)	Have the Individual Defendants misrepresented and omitted material facts in violation of their fiduciary duties owed by them to Plaintiff and the other members of the Class;

(iv)	Have Monterey and Pulmuone aided and abetted the Individual Defendants’ breaches of fiduciary duty; and

(v)	Is the Class entitled to injunctive relief or damages as a result of Defendants’ wrongful conduct.

(c) Plaintiff is committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature.

(d) Plaintiff’s claims are typical of those of the other members of the Class.

(e) Plaintiff has no interests that are adverse to the Class.

(f) The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications for individual members of the Class and of establishing incompatible standards of conduct for Defendants.

(g) Conflicting adjudications for individual members of the Class might as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

SUBSTANTIVE ALLEGATIONS

26. In a press release dated October 8, 2009, the Company announced that it had entered into a merger agreement with Pulmuone, stating:

SALINAS, CA (October 8, 2009) — Monterey Gourmet Foods, Inc. (the “Company”) (NASDAQ: PSTA), a manufacturer and marketer of fresh, gourmet, refrigerated food products, has entered into a definitive merger agreement with Pulmuone U.S.A., Inc.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(“Pulmuone”) to be acquired through a cash tender offer, followed by a merger with and into a subsidiary of Pulmuone, for a price of $2.70 per share in cash. The tender offer is scheduled to commence on or about November 9, 2009, and to expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the merger agreement and applicable law. Pulmuone U.S.A., Inc. is a U.S. subsidiary of Pulmuone Holdings Co., Ltd. which is a market leader in the fresh/health foods category in Korea with annual sales of approximately $1 billion.

The $2.70 per share price represents a premium of approximately 57.8% over the weighted average price of the Company’s common shares for the last 30 trading days. The transaction is valued at approximately $45.8 million. Pulmuone and the Company anticipate the transaction can close by the end of the fourth quarter of 2009.

The merger agreement provides for a wholly owned subsidiary of Pulmuone to acquire the Company in a two-step transaction. The first step will consist of a cash tender offer for all outstanding shares of Company common stock at a purchase price of $2.70 per share in cash. In the second step, the tender offer will be followed by a merger in which any remaining shares of Company common stock will be converted into the right to receive the same cash price per share paid in the tender offer, and the Company will cease to be a public company.

The Company’s Board of Directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, and has resolved to recommend that the Company’s stockholders tender their shares in connection with the tender offer. The closing of the tender offer is subject to certain customary conditions, including the tender of at least a majority of the Company’s outstanding shares. In addition, upon closing of the tender offer and assuming the minimum condition is satisfied, Pulmuone has been granted the option to purchase a number of authorized but unissued shares from the Company that would enable Pulmuone to hold one share more than 90% of the Company’s outstanding common stock.

27. On that same day, the Company filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) wherein it disclosed the operating Agreement and Plan of Merger for the Proposed Transaction (the “Merger Agreement”). The announcement and filings reveal that the Proposed Transaction is the product of a flawed sales process and is being consummated at an unfair price.

28. Prior to the recession and the general financial turmoil that began in late 2008, Monterey’s stock had been trading at over $3.00 per share in 2008. Monterey saw its stock price take a hit to below $2.00 in 2009 likely due to the recession and general turmoil in the financial markets.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

29. Monterey, however, has since rebounded and is poised for substantial growth.

30. On May 6, 2009, the Company announced its results for the first quarter of 2009. Among the financial highlights, the Company reported that:

•	Gross margin was 27.9 percent, compared to 23.8 percent for the same quarter in 2008.

•

Net income from continuing operations was $773,000, or $0.05 per diluted share, compared to a net loss from continuing operations of $1.4 million, or $0.08 per diluted share for the same quarter in 2008.

•	Net income was $747,000, or $0.04 per diluted share, compared to a loss of $1.5 million, or $0.09 per diluted share for the same quarter last year.

•

During the quarter, the company generated $1.9 million in cash provided by operations, compared to cash used by operations of $131,000 in the same quarter last year. As of March 31, 2009, cash and cash equivalents were $3.9 million, compared to $2.2 million at December 31, 2008.

31. In the press release announcing the results, Defendant Wheeler was excited about the Company’s future, stating: “Our profitable results demonstrate the success of our cost containment programs and position us well as we focus on growing revenues in our core business.” Defendant Eddings was excited about the Company’s ability to meet and exceed the expectations of their customers:

“Our first quarter results demonstrate the effectiveness of our strategy to focus on our core business, contain costs and continue to meet and exceed the expectations of our customers,” stated Eric C. Eddings, president and CEO of Monterey Gourmet Foods. “In addition, we continued to leverage the strength of our brands, further penetrated the retail and club channels, and continued to pursue opportunities in the Private Label and Foodservice channels.”

32. The Company continued its progress in the second quarter of 2009. On August 4, 2009, the Company announced its results for the second quarter of 2009, reporting that “net income from continuing operations was $219,000, or $0.01 per share, compared to a net loss from

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

continuing operations of $(188,000), or $(0.01) per share” for the same quarter in 2008. In the press release announcing the results, Defendant Eddings emphasized that the Company had an excellent first half of 2009 and was well-positioned for growth:

During the quarter we continued to invest in branding and innovation resources to drive long term growth. For example, we began initiatives to better communicate the restaurant-quality attributes and value proposition of our branded products and strengthen our retail pasta program. These investments advance our position as a leader in fresh at-home solution categories. Our performance for the first half of 2009 demonstrates the effectiveness of our growth strategy and our operational excellence.

Defendant Wheeler stated: “During the quarter we renewed our line of credit with our bank, without any change to the covenants under the facility, and extended the term through June 30, 2010…. We remain debt free and well positioned to support growth initiatives.”

33. Moreover, on September 3, 2009, the Company announced that it has achieved new distribution for certain of its products, stating:

SALINAS, CA (September 3, 2009) — Monterey Gourmet Foods (NASDAQ: PSTA), a manufacturer and marketer of fresh gourmet refrigerated food products, announced that its Monterey Pasta Company Brand has achieved new distribution in SuperTarget Stores. The company will deliver five pasta items for distribution in 250 SuperTarget stores nationwide. The new products, five varieties of Monterey Pasta Company’s high-quality filled pastas will begin appearing in stores in late September.

“This new distribution of our innovative and on-trend filled pastas speak directly to the SuperTarget guest’s demand for fresh, restaurant-quality ravioli and tortelloni for home preparation. This new distribution demonstrates the effectiveness of our investments in innovation and branding as well as our initiatives to better communicate the restaurant-quality attributes of our fresh pasta products,” said Eric C. Eddings, president and CEO. “With our commitment to innovation, we can deliver the exciting, high-quality choices our retail customers and consumers want while, solidifying our position as a leader in fresh at-home solution categories.”

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

34. Despite its promise and poise for growth, the Company agreed to enter into the Proposed Transaction. The Proposed Transaction represents a mere 13.5% premium to shareholders based upon the closing price of Monterey’s shares the day prior to the announcement of the Proposed Acquisition. Pulmuone is picking up Monterey at the most opportune time, at a time when Monterey is poised for growth and its stock price is trading at a huge discount to its intrinsic value. Accordingly, the consideration that Monterey shareholders are to receive in the Proposed Transaction is inadequate.

35. Rather, the Board approved the Proposed Transaction because they were looking to cash out their interests in the Company and take advantage of significant change-in-control and acceleration and vesting benefits that accrued to them upon the sale of Monterey.

36. For example, both Defendants Eddings and Wheeler are the beneficiaries of substantial change-in-control agreements that are in play once the Proposed Transaction closes. Eddings would receive up to $930,000 pursuant to his employment agreement and change of control agreement if his employment is not continued by Monterey. Similarly, Wheeler stands to receive nearly $204,000 if his services are not retained by Monterey.

37. In addition, Defendants Eddings and Wheeler also hold stock options that will automatically vest upon consummation of the Proposed Transaction. Upon consummation of the Proposed Transaction, Defendant Eddings will receive $158,000 and Defendant Wheeler will receive $94,800 for their previously unvested stock options.

38. To protect their self-serving interests in having the deal with Monterey close despite the inadequate sales price, defendants caused the Company to enter Merger Agreement which all but ensures that Pulmuone‘s offer will not be credibly challenged. As part of the Merger Agreement, Defendants agreed to certain onerous and preclusive deal protection devices that

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

operate conjunctively to make the Proposed Transaction a fait d’accompli and discourage bidders from making a competing bid for the Company.

39. First, although the Merger Agreement contains a go-shop period which allowed the Company to solicit competing offers until November 7, 2009, the Merger Agreement severely restricted the Board’s ability to accept a bid during that period, requiring the Board to (i) conclude in good faith, after consultation with outside counsel and financial advisors, that the superior bid constitutes a superior proposal; (ii) provide Pulmuone with written notice that the Company has received a superior proposal, specifying the material terms and conditions of the superior proposal; (iii) provide Pulmuone with a 5 business days period during which the Company is required to negotiate in good faith with Pulmuone so that Pulmuone may propose a modification to the Merger Agreement for the purpose of causing the alternative competing bid to no longer be a superior proposal; and (iv) pay a breakup fee of $1.28 million.

40. In addition, the go-shop period lasted a mere 30 days, which is inadequate considering the Company did not conduct a market check or actively solicit any potential partners prior to agreeing to the Proposed Transaction. A short go-shop period is simply not enough time for the Company to properly identify, contact, and negotiate with potential partners in order to receive a superior bid in such a short time frame.

41. Following the go shop period, the Company is no longer allowed to solicit competing bid and can only receive unsolicited bids. If an unsolicited bid is received, the Board is likewise restricted in accepting that bid requiring the Board to meet the same requirements as in the paragraph 39 as well as pay a breakup fee of $2.17 million. Obviously, no potential bidder will waste time and resources to make a competing bid that Pulmuone can simply match.

42. Finally, Pulmuone is also the beneficiary of a “Top-Up” provision that ensures that Pulmuone gains the shares necessary to effectuate a short-form merger. Pursuant to the Merger

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

Agreement, if Pulmuone receives 90% of the shares outstanding through its tender offer, it can effect a short-form merger. In the event Pulmuone fails to acquire the 90% required, the Merger Agreement also contains a “Top-Up” provision that grants Pulmuone an option to purchase additional shares from the Company in order to reach the 90% threshold required to effectuate a short-form merger. The “Top-Up” provision essentially renders the tender offer a fait accompli and eliminates the possibility that any alternate bidder can mount a serious challenge to Pulmuone’s position.

43. By reason of their positions with Monterey, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Monterey, and especially the true value and expected increased future value of Monterey and its assets, which they have not disclosed to Monterey’s public shareholders. Moreover, despite their duty to maximize shareholder value, the Defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Monterey’s public shareholders.

44. The Proposed Transaction is wrongful, unfair and harmful to Monterey’s public shareholders, and represents an effort by Defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Proposed Transaction is an attempt to deny Plaintiffs and the other members of the Class their rights while usurping the same for the benefit of defendants on unfair terms.

THE MATERIALLY MISLEADING AND/OR INCOMPLETE

RECOMMENDATION STATEMENT

45. On November 10, 2009, the Company filed a Schedule 14D-9 Recommendation Statement (the “Recommendation Statement”) with the SEC in connection with the Proposed Transaction.

46. The Recommendation Statement fails to provide the Company’s shareholders with material information and/or provides them with materially misleading information thereby

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

rendering the shareholders unable to make an informed decision on whether to tender their shares in favor of the Proposed Transaction.

47. For example, the Recommendation Statement completely fails to disclose the underlying methodologies, projections, key inputs and multiples relied upon and observed by William Blair & Company, LLC (“William Blair”), the Company’s financial advisor, so that shareholders can properly assess the credibility of the various analyses performed by William Blair and relied upon by the Board in recommending the Proposed Transaction. In particular, the Recommendation Statement is deficient and should provide, inter alia, the following:

(i)	The criteria utilized by William Blair to determine which companies were “deemed reasonably comparable to the Company” in the Selected Public Company Analysis.

(ii)	The enterprise value and multiples observed for each company in the Selected Public Company Analysis.

(iii)	The criteria utilized by William Blair to select the transactions and multiples used in its Selected M&A Transactions Analysis.

(iv)	The enterprise value and multiples observed for each transaction in the Selected M&A Transactions Analysis.

(v)	The transactions used and premiums observed for each transaction in the Premiums Paid Analysis.

48. The Recommendation Statement also fails to describe material information concerning the events leading up to the Proposed Transaction, including the discussions and negotiations held with potential partners. For example, the Recommendation Statement:

(i)	Fails to disclose the criteria used to select Defendants McGarvey, Tunstall, and Sampath to serve as members of the Strategic Opportunity Review Committee (the “Committee”).

(ii)	Fails to disclose the reasons the Board determined to expand William Blair’s services on December 10, 2008 to include contacting third parties regarding an acquisition of the Company.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

(iii)	Fails to disclose the factors and/or analysis used by the Committee in determining that Firm B’s January 9, 2009 offer, Firm A’s January 12, 2009 offer, Firm C’s April 2, 2009 offer, and Firm C and D’s May 13 and June 11, 2009 offers, were “inadequate based upon its view of the value of the Company.”

(iv)	Fails to disclose the reasons the Committee determined on January 14, 2009 “not to recommend actively exploring a sale of the Company.”

(v)	Fails to disclose by what amount did the Company’s cash reserves significantly increase by between signing the letter of intent with Pulmuone and September 23, 2009.

(vi)	Fails to disclose the reasons the Company continued to pursue the merger with Pulmuone considering Pulmuone refused to increase its offer price to take into account the significant increase in the cash reserves of the Company following the signing of the letter of intent with Pulmuone.

It is absolutely necessary for shareholders to receive a Recommendation Statement that provides all material disclosures related to the sales process in order for shareholders to be able to cast a fully informed decision regarding the Proposed Transaction.

49. The Recommendation Statement also fails to describe material information concerning the “go-shop” period. In particular, the Recommendation Statement:

(i)	States that William Blair, “with the assistance of members of the Company Board” contacted 45 potential bidders, but it fails to disclose which members of the Company Board assisted William Blair with this process and the role played by each such member;

(ii)	States that strategic parties were contacted based on the “industries in which such parties participate,” but it fails to disclose what those industries were and the criteria used to select them.

(iii)	Whether Firm E stated a reason that it did not wish to proceed with a proposal to acquire the Company on November 3, 2009.

(iv)	Whether Firm G stated a reason that it did not wish to proceed with a proposal to acquire the Company on November 6, 2009.

50. The Recommendation Statement further neglects to provide shareholders with sufficient information to evaluate the pros and cons associated with the other strategic alternatives,

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

other than the sale of the Company, including the values and risks associated with Monterey remaining as a stand-alone Company — information which is vital to shareholders in deciding whether to tender their shares regarding the Proposed Transaction. For example, as part of its reasons for approving the Proposed Transaction, the Recommendation States that the Board evaluated a broad range of potential strategic alternatives, including (i) continuing the Company on a standalone basis; (ii) selling a portion of the business of the Company; (iii) merging with another publicly held company similar in size and product line to the Company; (iv) raising capital for additional acquisitions; (v) developing further the Company’s strategic efforts to diversify the Company’s customer base and product line; and (vi) taking the Company private, and that the Board believed “that each of the possible strategic alternatives to the Offer and the Merger that had been evaluated would be less favorable to the Company’s stockholders,” but it fails to disclose the steps undertaken to pursue each alternative, other than a sale of the Company, and the reasons each alternative were viewed as less favorable than the Proposed Transaction.

51. Accordingly, Plaintiff seeks injunctive and other equitable relief to prevent the irreparable injury that Company shareholders will continue to suffer absent judicial intervention.

CLAIM FOR RELIEF

COUNT I

Breach of Fiduciary Duty – Failure to Maximize Shareholder Value

(Against All Individual Defendants)

52. Plaintiff repeats all previous allegations as if set forth in full herein.

53. As Directors of Monterey, the Individual Defendants stand in a fiduciary relationship to Plaintiff and the other public stockholders of the Company and owe them the highest fiduciary obligations of loyalty and care. The Individual Defendants’ recommendation of the Proposed Transaction will result in change of control of the Company which imposes heightened fiduciary responsibilities to maximize Monterey’s value for the benefit of the stockholders and requires enhanced scrutiny by the Court.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

54. As discussed herein, the Individual Defendants have breached their fiduciary duties to Monterey shareholders by failing to engage in an honest and fair sale process.

55. As a result of the Individual Defendants’ breaches of their fiduciary duties, Plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of Monterey’s assets and will be prevented from benefiting from a value-maximizing transaction.

56. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to Plaintiff and the Class, and may consummate the Proposed Transaction, to the irreparable harm of the Class.

57. Plaintiff and the Class have no adequate remedy at law.

COUNT II

Breach of Fiduciary Duty – Disclosure

(Against Individual Defendants)

58. Plaintiff repeats all previous allegations as if set forth in full herein.

59. The fiduciary duties of the Individual Defendants in the circumstances of the Proposed Transaction require them to disclose to Plaintiff and the Class all information material to the decisions confronting Monterey’s shareholders.

60. As set forth above, the Individual Defendants have breached their fiduciary duty through materially inadequate disclosures and material disclosure omissions.

61. As a result, Plaintiff and the Class members are being harmed irreparably.

62. Plaintiff and the Class have no adequate remedy at law.

COUNT III

Aiding and Abetting

(Against Monterey and Pulmuone)

63. Plaintiff repeats all previous allegations as if set forth in full herein.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

64. As alleged in more detail above, Monterey and Pulmuone are well aware that the Individual Defendants have not sought to obtain the best available transaction for the Company’s public shareholders. Defendants Monterey and Pulmuone aided and abetted the Individual Defendants’ breaches of fiduciary duties.

65. As a result, Plaintiff and the Class members are being harmed.

66. Plaintiff and the Class have no adequate remedy at law.

WHEREFORE, Plaintiff demands judgment against Defendants jointly and severally, as follows:

(A) declaring this action to be a class action and certifying Plaintiff as the Class representatives and their counsel as Class counsel;

(B) enjoining, preliminarily and permanently, the Proposed Transaction;

(C) in the event that the transaction is consummated prior to the entry of this Court’s final judgment, rescinding it or awarding Plaintiff and the Class rescissory damages;

(D) directing that Defendants account to Plaintiff and the other members of the Class for all damages caused by them and account for all profits and any special benefits obtained as a result of their breaches of their fiduciary duties;

(E) awarding Plaintiff the costs of this action, including a reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and

(F) granting Plaintiff and the other members of the Class such further relief as the Court deems just and proper.

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY

DATED: November 11, 2009	LEVI & KORSINSKY, LLP

/s/ DAVID E. BOWER
DAVID E. BOWER
600 Corporate Pointe, Suite 1170
Culver City, CA 90230-7600

LEVI & KORSINSKY, LLP
Joseph Levi (to be admitted pro hac vice)
Juan E. Monteverde (to be admitted pro hac vice)
30 Broad Street, 15th Floor
New York, NY 10004
Tel: 212-363-7500
Fax: 212-363-7171

Attorneys for Plaintiff

AMENDED CLASS ACTION COMPLAINT FOR BREACH OF FIDUCIARY DUTY